                                 LEASE AGREEMENT

                      Building D, Ardenwood Corporate Park


     This Lease Agreement ("Lease"), dated December 8, 1995 for reference, is entered into by and between LOGITECH, INC., a California corporation ("Landlord"), and MYLEX CORPORATION, a Florida corporation, ("Tenant"), with reference to the following facts and understandings:

                                    RECITALS

     A. Landlord and Tenant are the "Landlord" and "Tenant", respectively, under that certain Industrial Lease, dated April 15, 1991, between Metropolitan Life Insurance Company, a New York corporation ("MetLife"), and Tenant (the "Building A Lease"). Landlord succeeded to the interests of MetLife in and to the Building A Lease pursuant to that certain Assignment and Assumption of Leases and Security Deposits, dated December 26, 1991, and recorded in the Official Records of Alameda County on December 26, 1991, as Document No, 91-343590. The Building A Lease sets forth the terms and conditions pursuant to which Tenant leases from Landlord the premises commonly known as Building A of Ardenwood Corporate Park, 34551 Ardenwood Boulevard, Fremont, California (the "Building A Premises").

     B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, additional premises commonly referred to as Building D of the Ardenwood Corporate Park, 6607 Kaiser Drive, Fremont, California, as more particularly described below (the "Building D Premises"), on and subject to the terms of the Building A Lease, as amended and supplemented by the terms and conditions of this Lease.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. LEASE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Building D Premises on and subject to the terms, covenants and conditions set forth in this Lease. All terms, covenants and conditions of the Building A Lease are incorporated into and form a part of this Lease, as such terms, covenants and conditions are amended, deleted or supplemented by this Lease.

     2. DEFINED TERMS. Capitalized terms used in this Lease without definition shall have the same meanings as are ascribed to such terms in the Building A Lease. References to the "Lease" which appear in provisions of the Building A Lease incorporated herein shall mean this Lease. References herein to a specific section of the Building A Lease shall be identified by reference to "BAL section" number. References herein to a specific section of this Lease shall be identified by reference to "section" number. During the period from the Phase I Commencement Date (defined in section 6.1 below) through the Phase II Commencement Date (defined in section
6.2 below), references in the Building A Lease to the "Premises" shall mean and refer to the Phase I Premises (defined in section 5 below); and from and after the Phase II Commencement Date, references in the Building A Lease to the "Premises" shall mean and refer to the Building D Premises. References in the Building A Lease to the "Building" shall mean and refer to Building D of Ardenwood Corporate Park.

     3. SCOPE OF LEASE. The Building A Lease, as amended and supplemented by this agreement, sets forth the terms and conditions on which Landlord leases to Tenant, and Tenant leases from Landlord, the Building D Premises. Except as expressly set forth in this Lease, the terms, covenants and conditions of the Building A Lease, without regard to this Lease, shall continue to govern the rights, duties, obligations and liabilities of Landlord and Tenant with regard to the Building A Premises.

     4.   BASIC LEASE INFORMATION.

          Address for Notices:

          Landlord:            Logitech, Inc.
                               6505 Kaiser Drive
                               Fremont, CA 94555
                               Attn: Mr. Jon Sacchetti
                               Telephone: (510) 713-4742
                               Fax:       (510) 792-8901

          Tenant:              Mylex Corporation, a Florida corporation

          Address of Premises: 6607 Kaiser Drive, Fremont, CA 94555

          Address for Notices: 34551 Ardenwood Boulevard, Fremont, CA 94555

          Contact:             Colleen M. Gray
                               Chief Financial Officer     Phone: (510) 796-6100

          BAL Section 1.1      Premises:  6607 Kaiser Drive, Fremont, CA 94555
                                          See section 5

                               Building:  Building D

                               Park:      Ardenwood Corporate Park


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

          BAL Section 1.3     Parking Spaces:     (4 per 1,000 r.s.f.)

                              Phase I:       84 unassigned
                              Phase II:      237 unassigned (total, including
                                             the 84 spaces allocated under
                                             Phase I)


          BAL Section 2.1     Term:                  See section 6

                              Commencement Date:     See section 6.1

                              Expiration Date:       See section 6.3

          BAL Section 3.1     Rent:                   See section 8

                              Monthly Installments:   See section 8

                              Rent Commencement Date: See section 8

          BAL Section 3.2     N/A

          BAL Section 4.1     Gross Area of Premises:

                              Phase I:            21,061 rentable square feet,
                                                  subject to section 9.1
                              Phase II:           59,295 rentable square feet

                              Gross Area of Park: 295,560 rentable square feet

                              Tenant's Share:     See section 9.2

          BAL Section 6.1     Use: Office, sales, marketing, engineering,
                              manufacturing, assembly, warehousing and distribution of electronic products and related legal uses.

          BAL Section 25.1    Security Deposit:
                                   Phase I:  $15,795.75
                                   Phase II: $53,069.02 (combined total)
                                   See section 11

          BAL Section 27.1    Broker:

                       Cornish & Carey Commercial       Wayne Mascia Associates
                       400 Hamilton Avenue              3945 Freedom Circle
                       Palo Alto, CA 94301              Suite 350
                                                        Santa Clara, CA 95054

     5. PREMISES. The Premises shall consist, initially, of that portion of Building D depicted on EXHIBIT A to this Lease as the "Phase I Premises". From and after the Phase II Commencement Date, the Building D Premises shall consist of the entirety of Building D, as depicted on EXHIBIT A to this Lease.

     6.   TERM.

          6.1. COMMENCEMENT DATE. The Term of this Lease shall commence with respect to the Phase I Premises on the date that Landlord tenders possession of the Phase I Premises to Tenant in the condition required by section 7.1 below, which date shall be no earlier than December 15, 1995 and no later than January 2, 1996. Landlord shall provide Tenant with at least five (5) business days notice prior to delivering possession of the Phase I Premises. The date on which the Term of this Lease commences is referred to as the "Phase I Commencement Date".

          6.2. PHASE II COMMENCEMENT DATE.  Subject to the provisions of section
6.4 below, the Term of this Lease shall commence with respect to the entire Building D Premises on the first to occur of the following three (3) dates:

               (a) the date on which the Landlord Work (defined in section 13 below) is "substantially completed" (as set forth in section 2.3 of the Work Letter, attached as EXHIBIT B to this Lease); or

               (b) August 1, 1996, whether or not the Landlord Work is substantially completed; PROVIDED THAT (i) actual, physical construction of the Phase II Improvements shall have commenced on or before June 1, 1996 (subject to extension for any "tenant delays", as defined in the Work Letter); (ii) Landlord shall have been, and shall continue to be, diligently pursuing the Phase II Improvements to completion; and (iii) possession of the balance of the Building D Premises is made available to Tenant on or before August 1, 1996; or

               (c) the date on which Tenant actually occupies and commences to do business in the balance of the Building D Premises (excluding the Phase I Premises).

The date on which this Lease commences with respect to the balance of the Building D Premises is referred to as the "Phase II Commencement Date". It is understood and agreed that Tenant shall occupy the Premises in phases and that occupancy of the Phase I Premises shall not subject Tenant to any liability or obligation hereunder with respect to the balance of the Building D Premises prior to the Phase II Commencement Date.

          6.3. EXPIRATION DATE. The Term of this Lease shall expire, with respect to the Building D Premises, on the date (the "Expiration Date") which is eighty-four (84) calendar months following the Phase II Commencement Date.

          6.4. DELAY IN DELIVERY. BAL section 2.3 is deleted and replaced, for purposes of this Lease, with the following provision:

               If Landlord fails to deliver possession of the Phase I Premises on or before January 2, 1996, or if Landlord fails to deliver possession of the balance of the Building D Premises on or before August 1, 1996, in either case in the condition required by section 7.1 below either (a) because a previous occupant is holding over or (b) because of any other cause or reason beyond the reasonable control of Landlord (including, but not limited to, "tenant delays"), then the following provisions shall apply:

               (i) the Term shall not commence on the Phase I Commencement Date or the Phase II Commencement Date, as the case may be, but shall, instead, commence on a revised Commencement Date fixed by Landlord in a notice to Tenant, which notice shall state that the Phase I Premises or the balance of the Building D Premises, as the case may be, are, or prior to the Commencement Date fixed in such notice, will be ready for occupancy by Tenant; PROVIDED, HOWEVER, that Landlord may from time to time, by notice to Tenant, change the applicable Commencement Date fixed in a prior notice;

               (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin as provided in clause (i) above;

               (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the Phase I Premises or the balance of the Building D Premises, as the case may be, on the date originally fixed therefor, except Tenant shall commence payment of Rent, with respect to the Phase I Premises or the balance of the Phase II Premises, as the case may be, upon the revised Commencement Date pertaining to such Premises;

               (iv) the Expiration Date shall remain the date which is eighty-four (84) months following the Phase II Commencement Date, as such date may be extended in accordance with this section; and

               (v) in the event that the Phase I Commencement Date has not occurred on or before January 31, 1996, or in the event that the Phase II Commencement Date has not occurred on or before August 31, 1996 (which date shall be subject to extension for the period of any "tenant delays"), Tenant shall have the option to terminate the Lease by written notice to Landlord given within ten (10) days thereafter unless, within such ten (10) day period possession of the applicable Premises is delivered to Tenant in the condition required by this Lease.

          6.5. EARLY ENTRY. BAL section 2.5 is deleted and replaced, for purposes of this Lease, in its entirety with the following provision:

               Tenant shall be permitted to enter the balance of the Building D Premises prior to completion of the Landlord Work for purposes of installing Tenant's equipment, furnishings, trade fixtures, cabling and related items not within the scope of Landlord's Work; PROVIDED THAT, such entry (i) shall be subject to the terms and conditions of this Lease except for the payment of Rent or Additional Rent, which shall not commence prior to the Phase II Commencement Date, and (ii) shall be coordinated with Landlord or Landlord's contractor so as not to interfere unreasonably with the completion of Landlord's Work.

          6.6. ACCEPTANCE OF PREMISES. BAL section 2.6 is amended, for purposes of this Lease, to add at the beginning thereof the phrase: "Subject to section 7.1,".

     7. CONDITION OF PREMISES. Section 1 of Rider No. 2 to the Building A Lease is deleted and replaced, for purposes of this Lease, in its entirety with the following provisions:

          7.1. CONDITION OF PREMISES; WARRANTY. Landlord shall deliver possession of the Phase I Premises and the balance of the Building D Premises, as and when required under this Lease, vacant of all occupants and personal property, clean and free of debris, with all carpets cleaned and with all existing Building systems (e.g., mechanical, electrical, plumbing, heating, ventilation, air-conditioning, roof, roof membrane, man doors, roll-up doors and dock revelers) in good operating condition and repair. Notwithstanding the foregoing, Landlord shall not be required to complete any Landlord Work pertaining to the Phase I Premises prior to the Phase I Commencement Date. Landlord warrants that such Building systems shall remain in good operating condition and repair for a period of six (6) months after the Phase II Commencement Date; excluding repairs necessitated by Tenant's failure to perform its maintenance obligations under this Lease or by the misuse or abuse of such Building systems by Tenant or its agents, employees, contractors or invitees. In the event that the foregoing warranty is violated, Tenant shall give written notice to Landlord setting forth with reasonable specificity the nature of the violation and Landlord shall promptly, at Landlord's sole expense, rectify such violation. Except for the completion of warranty work of which Landlord is given written notice within such six (6) month period, after the expiration of such six (6) month period, Landlord shall have no further warranty obligations regarding the items warranted by Landlord under this section 7.1

          7.2. COMPLIANCE WITH LAWS. Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Building complies with all laws, rules, regulations and codes, including without limitation, building codes and the Americans with Disabilities Act of 1990, as amended, applicable to the Building at the date of this Lease. Landlord further warrants that Landlord has received no notice from any government authority requiring any work to be done on or about the Building. In the event that the Building is found, prior to the later of (a) the Phase II Commencement Date or (b) the date on which the Landlord Work is completed (such period being referred to herein as the "warranty period"), not to be in compliance with such laws, rules, regulations or codes, Tenant shall give written notice to Landlord setting forth with reasonable specificity the nature of the violation and Landlord shall promptly, at Landlord's sole expense, rectify the violation; provided, however, that Tenant shall not be required to give such notice to Landlord if Landlord is notified of the violation in connection with the Landlord Work. Except for the completion of warranty work of which Landlord has notice within the warranty period, after the expiration of the warranty period, Landlord shall have no further obligation to rectify violations of the warranties set forth above in this section 7.2. For purposes of this section 7.2, "Landlord's knowledge" shall mean the actual knowledge of Jon Sacchetti or Walt Grunberg, without any duty of investigation other than a review of documents in Landlord's possession. Landlord warrants to Tenant that Jon Sacchetti and Walt Grunberg are the persons under Landlord's employ with managerial responsibility for, and who can reasonably be expected to have knowledge of, the matters within the scope of the foregoing warranties.

          7.3. DISCLAIMER. Except as expressly provided in this Lease, Tenant acknowledges that, by accepting possession of the Premises, Tenant shall be deemed (a) to have accepted the Premises, and all improvements, fixtures and equipment therein, in its existing "AS IS" condition; (b) to have acknowledged that neither Landlord nor its representatives have made any other warranties or representations regarding the condition of the Premises or its suitability for Tenant's intended purposes; and (c) to have agreed that Landlord has no obligation to make any repairs, alterations or improvements to the Premises or to remediate any condition therein.

     8. RENT. Section 19 of Rider No. 2 to the Building A Lease is deleted and replaced, for purposes of this Lease, in its entirety with the following provisions:

          8.1. PHASE I RENT. During the period commencing on the Phase I Commencement Date and continuing to the Phase II Commencement Date, Tenant shall pay Monthly Installments of Rent in the sum of $15,795.75 ($.75/psf) and monthly installments of Additional Rent due with respect to the Phase I Premises, pursuant to section 9 below and BAL section 4. The Monthly Installment of Rent and the first installment of such Additional Rent due for the first month of the Term shall be paid to Landlord promptly upon the mutual execution and delivery of this Lease.

          8.2. PHASE II RENT. Commencing on the Phase II Commencement Date (being the first day of "Month 01" below) and continuing through the end of the Term, Tenant shall pay Monthly Installments of Rent as follows:

               Month                         Monthly Rent
               -----                         ------------

               01  through  24               $44,471.25   [$.75/psf]
               25  through  48               $47,139.53   [$.795/psf]
               49  through  72               $50,044.98   [$.844/psf]
               73  through  84               $53,069.02   [$.895/psf]

     9.   ADDITIONAL RENT; TENANT'S SHARE.

          9.1. PHASE I PREMISES RENTABLE AREA. Tenant shall have fifteen (15) days from the date this Lease is mutually executed to have the Rentable Area of the Phase I Premises measured by an architect approved by both parties. If such Rentable Area as so measured differs from the Rentable Area shown in section 4.1 of the Basic Lease Information, then the parties shall execute a memorandum amending the Phase I Rentable Area, and all amounts in the Lease that are determined by such Rentable Area shall be adjusted accordingly. The architect's expenses may be paid either directly by Tenant or as a deduction from the Allowance in the Work Letter, at Tenant's option.

          9.2. TENANT'S SHARE. With respect to the Phase I Premises, during the period commencing on the Phase I Commencement Date and ending on the Phase II Commencement Date, "Tenant's Share" shall be seven and 13/100 percent (7.13%), which is the percentage obtained by dividing the Rentable Area of the Phase I Premises (21,061) by the total rentable area of the Park (295,560). From and after the Phase II Commencement Date, "Tenant's Share" shall be twenty and 06/100 percent (20.06%), which is the percentage obtained by dividing the Rentable Area of the Building D Premises (59,295) by the total rentable area of the Park (295,560). As modified by the foregoing two sentences, BAL section 4.1(c) shall apply to this Lease.

          9.3. ADDITIONAL RENT. Tenant's Share of Taxes, Common Expenses and other items of Additional Rent or Additional Charges payable under this Lease with respect to the Phase I Premises and Building D Premises shall be computed and billed separately from Tenant's Share of Taxes, Common Expenses and other items of Additional Rent or Additional Charges payable under the Building A Lease.

          9.4. EXCLUDED EXPENSES. Notwithstanding anything to the contrary in the Lease, "Common Expenses" under this Lease and under the Building A Lease shall not include the following expense items:

               (a) The costs of original construction, the purchase price or any depreciation of the Premises, Building or Park, any additions or improvements thereto or any Premises, Building or Park service or utility systems therein, except for the cost of capital improvements to the extent permitted under BAL section 4.1(e)(xi);

               (b) Costs incurred for the repair, maintenance or replacement of the Premises, Building or Park, or any portion thereof, to the extent: (i) of the proceeds of insurance received by Landlord under policies actually maintained or which Landlord would have received under policies which Landlord is required to maintain under this Lease (whichever is greater), (ii) of any reimbursement which Landlord receives under any warranties or from any third party (other than on account of a tenant's pro rata share of Common Expenses, or (iii) caused by the gross negligence or willful misconduct of Landlord or Landlord's agents;

               (c) Leasing commissions, attorneys' fees, tenant improvement costs and other costs and expenses incurred in connection with the leasing, or the improvement for leasing, of any premises;

               (d) Advertising, marketing, media and promotional expenditures regarding the Premises, Building or Park, and costs of signs in or on the Premises, Building or Park identifying the owner, lender or any contractor;

               (e) Costs incurred in connection with the presence, investigation, monitoring, release, removal or remediation of any Hazardous Materials on, under, in or about the Premises, Building or Park; or

               (f) Any cost items that are not subject to apportionment among all tenants of the Park in proportion to the ratio of the total rentable area of the premises ]eased by such tenants (with Landlord being considered the tenant of any unleased premises) to the total rentable area of the Park.

The aggregate sum of all Common Expenses allocated to tenants of the Park for any year upon which an allocation is made shall not exceed the aggregate sum of such expenses which are actually incurred by Landlord for the year in question. No expense item shall be included more than once or allocated under more than one expense category. No expense item shall be submitted for payment by Tenant before it is incurred by Landlord. As amended by this section 9.4, BAL section 4.1(e) shall apply to this Lease.

     10. BUILDING D UTILITY EXPENSES. During the period commencing on the Phase I Commencement Date and continuing to the date on which Landlord delivers possession of the balance of the Building D Premises to Tenant (during which period occupancy of the Building D Premises may be shared by Landlord and Tenant), all water, electricity, natural gas and other utilities provided to the Building D Premises and not separately metered to the Phase I Premises (herein, the "Building D Utility Expenses") shall be prorated between Landlord and Tenant. Tenant shall reimburse Landlord, within fifteen (15) days after presentation of an invoice therefor from the utility provider, Tenant's Share of the Building D Utility Expenses incurred by Landlord and Tenant. Tenant's Share, for purposes of this section 10, shall be thirty-five and 52/100 percent (35.52%), which is the percentage obtained by dividing the Rentable Area of the Phase I Premises (21,061) by the total Rentable Area of the Building D Premises (59,295). During such period, Landlord shall pay all utility bills for the Building D Premises prior to delinquency and not take any action to terminate or suspend the provision of such utilities without Tenant's prior written consent. From and after the date on which Landlord delivers possession of the balance of the Building D Premises to Tenant, Tenant shall be responsible for payment of all Building D Utility Expenses, PROVIDED, HOWEVER, that Landlord shall reimburse Tenant, within fifteen (15) days after presentation of an invoice from the utility provider, for Landlord's portion of any Building D Utility Expenses incurred prior to the date on which possession of the balance of the Building D

Premises was delivered to Tenant.  As amended by the foregoing provisions, BAL section 16.1 shall apply to this Lease.

     11. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord a Security Deposit in the amount of $15,795.75. On or before the Phase II Commencement Date, Tenant shall deposit with Landlord an additional sum which, when combined with the initial Security Deposit, shall equal a total Security Deposit of $53,069.02. The Security Deposit deposited with Landlord under this section 11 shall be held by Landlord subject to the provisions of BAL section 25.1.

     12. INSURANCE. BAL section 32.2 is amended to provide that Landlord is obligated to obtain and maintain, during the term of this Lease the casualty insurance policy, described generally in BAL subsection 32.2(a), on Building D. In addition, section 12 of Rider No. 2 to the Building A Lease is amended to provide that the bidding process described therein shall not apply to annual renewals of Landlord's existing insurance policies.

     13. LANDLORD WORK. Landlord shall cause the Building D Premises to be improved in accordance with the Work Letter attached as EXHIBIT B to this Lease. Such work is referred to herein as the "Landlord Work". In addition, Landlord shall, at its sole expense, construct or install any partitions necessary or appropriate to demise the Phase I Premises from the balance of the Building D Premises during the period that Landlord and Tenant share occupancy of the Building D Premises. Such expenses shall not be deducted from the Allowance provided by Landlord under the Work Letter.

     14.  ALTERATIONS.

          14.1. BAL SECTION 7.2 AMENDMENT. Notwithstanding the provisions of BAL section 7.2 to the contrary, Tenant's trade fixtures installed in the Premises shall not become the property of Landlord, but shall constitute "Tenant's Property", provided that such trade fixtures may be removed without material damage to the Premises.

          14.2. EXHIBIT C, SECTION 10 AMENDMENTS. Section 10 of Exhibit C to the Building A Lease is amended, for purposes of this Lease, as follows:

                    (a) SUBSECTION 10(g) AMENDMENT. The first sentence of subsection 10(g) of such Exhibit C is amended by deleting from the end thereof the following clause: "together with twenty percent (20%) for Landlord's supervision and overhead." The last sentence of subsection 10(g) of such Exhibit C is deleted.

                    (b) SUBSECTION 10(j) AMENDMENT. Subsection 10(j) of such Exhibit C is deleted and replaced with the following sentence: "In rendering its consent to any Alterations, Landlord may impose such conditions as may be reasonably required to minimize any disturbance that the performance of the Work may cause to other tenants or occupants of the Park."

     15. ACCESS TO ROOF. Section 18 of Rider No. 2 to the Building A Lease is amended, for purposes of this Lease, as follows: The first sentence is deleted. The reference in the second sentence to "such equipment" is deleted. Any work performed by Tenant on the roof shall be done in compliance with section 10 of Exhibit C to the Building A Lease. As modified by the foregoing provisions, section 18 of Rider No. 2 to the Building A Lease shall apply to this Lease.

     16. ENVIRONMENTAL MATTERS. Section 2 of Rider No. 2 to the Building A Lease is amended as follows:

          16.1. DEFINITIONS. Subsection 2.1 of Rider No. 2 to the Building A Lease is amended as follows:

                    (a) HAZARDOUS SUBSTANCES. "Hazardous Substance(s)" as used herein shall include any substance, chemical, compound or mixture which is (or which contains any substance, chemical, compound, or mixture which is):

                         (i)   A "Hazardous Substance", "Hazardous Material",
"Hazardous Waste", or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                         (ii)  a "Hazardous Material", "Hazardous Substance" or
"Hazardous Waste" under Section 25117, 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

                         (iii) "Oil" or a "Hazardous Substance" under Section
311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;

                         (iv)  defined, identified or listed as an "Acutely
Hazardous Waste," "Extremely Hazardous Material", "Extremely Hazardous Waste", "Hazardous Constituent", "Hazardous Material", "Hazardous Waste", "Hazardous Waste Constituent", or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;

                         (v)   listed by the State of California as a chemical
known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

                         (vi)  environmentally harmful, hazardous, toxic,
ignitable, radioactive, corrosive or reactive and which is regulated by any public entity or under any law; or

                         (vii) a material which, due to its characteristics or
interaction with one or more other substances, wastes, chemicals, compounds or mixtures, damages or threatens to damage health, safety or the environment or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for the property to be put to any lawful purpose.

                    (b) RELEASE. The definition of "Release" is amended to add the following language at the end thereof: "As used herein, the term
'threatened release' shall mean a threatened release which triggers an obligation of remediation or other liability under applicable law."

          16.2. SECTION 2.3 AMENDMENT. Section 2.3 of Rider No. 2 to the Building A Lease is amended as follows: (a) the caption of such section is changed to "Release"; (b) The first sentence of the section is deleted; (c) the second sentence of the section is amended to replace the words "such default" with "a Release resulting in contamination of the Premises"; and (d) the last sentence of the section is amended to replace the words "not be excessive" with "be reasonable" and to replace the words "cure the default" with "remediate any contamination".

          16.3. SECTION 2.4 AMENDMENT. Section 2.4 of Rider No. 2 to the Building A Lease is amended as follows:

                    (a) The fourth sentence of the section (which begins at line 8 of page 3 of such Rider No. 2) is deleted and replaced with the following sentence: "All Remedial Work shall be performed by one or more contractors selected by Tenant, subject to Landlord's reasonable approval."

                    (b) The fifth sentence of the section (which begins at line 10 of page 3 of such Rider No. 2) is deleted and replaced with the following sentence: "All costs and expenses of such Remedial Work, including, without limitation, the charges of such contractor(s) and Landlord's reasonable attorneys' fees and costs incurred, shall be paid by Tenant."

                    (c) The last sentence of the section is amended by replacing the words "not be excessive" with "be reasonable".

          16.4. SECTION 2.5 AMENDMENT. The last sentence of section 2.5 of Rider No. 2 to the Building A Lease is deleted and replaced with the following sentence: "If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities on the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Substances."

          16.5. SECTION 2.10 AMENDMENTS. Section 2.10 of Rider No. 2 to the Building A Lease is amended as follows:

               (a) The last sentence of subsection 2.10(a) is amended to delete the word "strictly" (appearing in the sixth line from the bottom of that subsection).

               (b) The penultimate sentence of subsection 2.10(b) is deleted and replaced with the following sentence: "Tenant shall also comply at its expense with any reasonable recommendations of Landlord or Landlord's consultant with respect to the amended HMMP."

     17. OPTION TO EXTEND TERM. Tenant shall have the right and option to extend the Term of this Lease on and subject to the following terms. References in the Building A Lease to the Option to Extend the Term shall, for purposes of this Lease, mean the OPTION to Extend the Term set forth below. The Option to Extend Term set forth in this Lease applies solely and exclusively to this Lease of the Building D Premises. Any exercise of this Option to Extend Term shall not operate to extend the term of the Building A Lease.

          17.1. GRANT OF OPTION. Subject to the provisions of this section 17, Landlord grants to Tenant the right and option (the "Option") to extend the Term of the Lease for one (1) additional period of sixty (60) months (the "Option Period"), on all the provisions contained in this Lease, except that Tenant shall have no further option to extend the Term, Landlord shall have no obligation to improve the Premises in any respect, and the Monthly Installment of Rent shall be fixed at the "Market Rental", as determined below, but in no event less that the Monthly Installment of Rent in effect immediately prior to the Expiration Date. The Option shall be exercised by Tenant, if at all, by written notice to Landlord on or before the date that is one hundred eighty
(180) days prior to the Expiration Date of the Term.

          17.2. MARKET RENTAL. As used herein, "Market Rental for the Premises shall mean the rental and all other monetary payments and escalations, including without limitation, consumer price indexing, that could be obtained from a third party desiring to lease the Premises for the Option Period, taking into account the age of the Building, the size, location and floor levels of the Premises, the lack of an obligation of Landlord to provide tenant improvements, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space in the Park and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Period.

          17.3. DETERMINATION OF OPTION PERIOD RENT. Within thirty (30) days after its receipt of Tenant's timely notice of exercise of the Option, or as soon thereafter as is reasonably possible, Landlord shall notify Tenant in writing of Landlord's determination, in good faith, of the Market Rental for the Premises for the Option Period. If, within ten (10) days after receipt of such notice from Landlord, Tenant in good faith disagrees with Landlord's determination of Market Rental, Tenant may elect, in writing, to revoke and rescind Tenant's exercise of the Option; and the Option shall thereupon be terminated and the Term shall expire on the Expiration Date as if Tenant had not exercised the Option. If Tenant fails to so revoke and rescind its exercise of the Option, but nevertheless disputes Landlord's determination of Market Rental, Tenant shall so notify Landlord in writing within such ten (10) day period and the Market Rental shall be determined as follows:

               (a) For a period of thirty (30) days following the date on which Tenant gives written notice to Landlord disputing Landlord's determination of Market Rental, Landlord and Tenant shall meet, from time to time, and attempt to agree on the Market Rental.

               (b) If Landlord and Tenant fail to agree on the Market Rental within such thirty (30) day period, then each party shall, within ten (10) days following the expiration of such thirty (30) day period, appoint a "qualified appraiser" and such qualified appraisers shall meet during the ensuing thirty
(30) day period to determine the Market Rental. A "qualified appraiser" shall be a California licensed real estate broker having at least 10 years current experience leasing industrial and r&d buildings in Santa Clara County and southern Alameda County, California. If either party fails to appoint a qualified appraiser within such ten (10) day period, then the sole appointed appraiser shall determine the Market Rental. If two qualified appraisers are appointed and they are unable to agree on the Market Rental within thirty (30) days after they are appointed, then the two appraisers shall, within ten (10) days after the expiration of such thirty (30) day period, select a third qualified appraiser having no prior relationship with either Landlord or Tenant. The third appraiser shall submit his or her determination of the Market Rental within fifteen (15) days after being appointed. The two closest determinations of Market Rental among the three determinations submitted by the appraisers shall be averaged and the resulting quotient shall become the Market Rental. Each party shall pay the costs of the appraiser appointed by it and one-half the cost of any third appraiser who may be appointed.

               (c) Upon final determination of the Market Rental, the parties shall execute and attach to this Lease an addendum, prepared by Landlord, setting forth the new Expiration Date and the amount of the Monthly Installment of Rent for the Option Period.

          17.4. LIMITATIONS. Notwithstanding the provisions of section 17.1, Tenant shall have no right to exercise the Option if (a) on the date that Tenant exercises the Option or the date of the commencement of the Option Period Tenant is in default of any of its obligations under this Lease, (b) Tenant has subleased or assigned all or any portion of the Premises, except to a Permitted Transferee (as defined in section 8 of Rider No. 2 to the

Building A Lease) or (c) Tenant or a Permitted Transferee is not in occupancy of all of the Premises (unless it has vacated the Premises or a portion thereof for a limited period of time as necessary for remodeling of the Premises). The Option is personal to Tenant and cannot be exercised by any other person or entity, and shall not be transferable or assignable (voluntarily or involuntarily) to any assignee of this Lease or a sublessee of all or any part of the Premises, except to a Permitted Transferee. Any purported assignment of the Option, other than to a Permitted Transferee, shall be void.

     18. SUBORDINATION. The form of Subordination, Non-Disturbance and Attornment Agreement, attached as Exhibit E to the Building A Lease, shall be subject to modification, as and when required by Landlord under the terms of this Lease and/or the Building A Lease, to reflect the correct identities of Landlord, Tenant and Beneficiary, respectively.

     19. DELETED LEASE PROVISIONS. The following provisions of the Building A Lease are deleted from and inapplicable to this Lease: Basic Lease Information, sections 2.1, 2.2, 2.3 and 2.5, section 5.1; Exhibit B1 and Exhibit B2 [Floor Plan]; sections 1 through 9 of Exhibit C [Work Letter Agreement]; Rider No. 1 [Option to Extend Term]; and sections 1 [Condition of Premises], 14 [Right of First Refusal], 15 [Purchase of FFE] and 19 [Rent] of Rider No. 2 [Additional Provisions]. In the event of any conflict between the terms of this Lease and the terms of the Building A Lease, the terms of this Lease shall prevail.

     20.  GENERAL PROVISIONS.

          20.1. ENTIRE AGREEMENT; EXHIBITS. The Building A Lease, as amended, deleted and supplemented by the terms of this agreement and including all exhibits and addenda attached hereto and referenced herein, constitutes the entire agreement between Landlord and Tenant and supersedes all prior or contemporaneous oral or prior written instruments, negotiations or understandings between the parties concerning the lease of the Building D Premises. The exhibits attached hereto and initialed by the parties are deemed to constitute part of this Lease and are incorporated herein.

          20.2. AMENDMENTS. No amendment of this Lease shall be effective unless set forth in a writing which specifies such amendment and is signed by Landlord and Tenant. Without limiting the generality of the preceding sentence, no amendment to the Building A Lease shall constitute an amendment to this Lease unless such amendment expressly provides that it amends this Lease, sets forth the terms of the amendment, and is signed by Landlord and Tenant.

          20.3. CAPTIONS AND HEADINGS. The captions and headings used in this Lease to reference sections, paragraphs and terms appearing herein are provided solely for convenience of reference and shall not be deemed to be relevant in resolving any question of interpretation of any provision of this Lease,

          20.4. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall constitute an original as against the party whose signature appears thereon and together which shall constitute but one and the same instrument. A facsimile transmission, by one party to the other, of a counterpart of this Lease bearing the signature of the transmitting party shall constitute delivery of an executed counterpart of this Lease to the other party, provided that the original executed counterpart is delivered to such other party on the next business day following the date of transmission.


          20.5. MODIFICATIONS FOR LENDER AND BUYER. If a prospective purchaser or mortgagee of the Building D Premises shall request reasonable modifications to this Lease as a condition to the purchase or financing of the Building D Premises, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect Tenant's rights or increase Tenant's obligations under this Lease. This section 20.5 shall expire and become of no further effect on December 31, 1995.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and delivered by their respective duly authorized officers on the dates set forth beneath their respective signatures hereto:

Landlord:                                    Tenant:

LOGITECH, INC.                               MYLEX CORPORATION
a California corporation                     a Florida corporation

By:  /s/ Jon Sacchetti                       By:  /s/ Colleen M. Gray
   ----------------------------------           ----------------------------
Name:  Jon Sacchetti                         Name:  Colleen M. Gray
     --------------------------------             --------------------------
Title: Corporate Real Estate Manager         Title: VP Finance & CFO
      -------------------------------              -------------------------

Date:  Dec. 9, 1995                          Date:  Dec 9, 1995
     --------                                     -------

                                    EXHIBIT A

                                   [FLOOR PLAN]

                                    EXHIBIT B

                                   WORK LETTER


     This Work Letter is part of the Lease Agreement, dated December 8, 1995, between Logitech, Inc,, as Landlord, and Mylex Corporation, as Tenant, for the Premises commonly known as Building D of the Ardenwood Corporate Park, 6607 Kaiser Drive, Fremont, California, as more particularly described in the Lease. Capitalized terms used, but not otherwise defined, in this Work Letter have the meanings ascribed to such terms in the Lease.

     Landlord and Tenant agree as follows with respect to the construction of tenant improvements to be installed in the Building D Premises:

     I.   PLANS AND SPECIFICATIONS.

          1.1. LANDLORD WORK. Subject to the terms and conditions of this Work Letter, Landlord agrees to construct certain tenant improvements in the Building D Premises. Landlord's obligations under this Work Letter are referred to the "Landlord Work".

          1.2. PHASED CONSTRUCTION. Pursuant to the terms of the Lease, Tenant is to obtain possession of the Building D Premises in two phases. The Phase I Premises is to be delivered to Tenant prior to the completion of any Landlord Work pertaining to the Phase I Premises. Accordingly, Landlord shall have no obligation to complete any Landlord Work pertaining to the Phase I Premises prior to the Phase I Commencement Date. The balance of the Building D Premises, excluding the Phase I Premises (herein, the "Phase II Premises") is to be delivered to Tenant upon substantial completion of the Landlord Work, subject to earlier commencement as provided in the Lease.

          1.3. PHASE I IMPROVEMENTS.

               (a) PLANS AND SPECIFICATIONS. Within thirty (30) days after this Lease is mutually executed and delivered, Tenant shall provide Landlord with a schedule of improvements to be made to the Phase I Premises (the "Phase I Improvements") in sufficient detail to permit the development of preliminary plans and specifications therefor. If the nature of the Phase I Improvements requires working drawings and specifications, then, Landlord shall, promptly after being furnished with Tenant's schedule and information concerning the Phase I Improvements, commence to have working drawings and specifications therefor prepared by Landlord's architect (herein, the "Architect"). Tenant shall promptly furnish any additional information requested by the Architect for the preparation of the preliminary plans, working drawings and specifications. The working drawings and specifications shall be subject to Tenant's reasonable approval, disapproval and modification, which Tenant shall render within five
(5) business days after submission thereof to Tenant.

               (b) COST ESTIMATES. Promptly after the preliminary plans and specifications for the Phase I Improvements have been prepared and approved, Landlord shall obtain a line item cost estimate from its contractor or Architect based on the approved preliminary plans and specifications. Tenant shall have the right to approve or disapprove the cost estimates and to make modifications to the plans and specifications based on such cost estimates, within five (5) business days after submission to Tenant. If the anticipated cost of the Phase I Improvements (as estimated by the Architect) is expected to exceed $30,000.00, then the Phase I Improvements work shall be competitively bid, and the contractor therefor selected, in accordance with the procedure set forth in subsection 1.4.(c) below.

               (c) CONSTRUCTION. Promptly after the plans, specifications and cost estimates for the Phase I Improvements have been finalized and approved (such plans and specifications being referred to as the "Final Plans" for the Phase I Improvements), Landlord shall cause its contractor or Architect to prepare and deliver to Tenant a schedule for the completion of the Phase I Improvements (the "Construction Schedule") and shall cause the Phase I Improvements to be constructed and installed diligently and expeditiously, in accordance with section 2 below. All costs incurred in the construction of the Phase I Improvements shall be paid subject to and in accordance with the provisions of section 3 below. After the Phase I Commencement Date, Landlord and its contractor shall have reasonable access to the Phase I Premises for purposes of designing, constructing and/or installing the Phase I Improvements and any Phase II Improvements thereafter to be made within the Phase I Premises; PROVIDED, HOWEVER, that Landlord shall cause such work to be done in a manner that will minimize any interruption of or disturbance to the conduct of Tenant's business therein.

     1.4. PHASE II IMPROVEMENTS.

          (a) PRELIMINARY PLANS. On or before March 15, 1996, Tenant shall provide to Landlord a schedule of improvements to be made to the Building D Premises (the "Phase II Improvements") in sufficient detail to permit Architect to prepare preliminary plans and specifications. The Phase II Improvements may include improvements to and alterations of the entire Building D Premises.

          (b) PLANS, SPECIFICATIONS AND WORKING DRAWINGS. Within fifteen (15) days after receipt of Tenant's schedule of Phase II Improvements, Landlord shall cause its Architect to prepare and deliver to Tenant preliminary plans and specifications for the Phase II Improvements. Tenant shall cooperate diligently with the Architect and shall furnish, within five (5) business days after request, all information required by the Architect for completion of the preliminary plans and specifications. Within fifteen (15) days after the preliminary plans and specifications are approved by both parties, Landlord shall cause its Architect to prepare and deliver to Tenant working drawings and specifications consistent with the approved preliminary plans and specification. Concurrent with or prior to delivery of the proposed final working drawings and specifications to Tenant for Tenant's approval, Landlord shall deliver to Tenant a line item cost estimate showing the estimated costs of constructing and installing the improvements shown on such drawings. Within five (5) business days after submission of such drawings and cost estimates to Tenant, Tenant shall have the right to approve, disapprove or request reasonable modifications to the working drawings and specifications. All modifications shall be subject to Landlord's reasonable approval. If Tenant fails to respond to Landlord's request for approval within such five (5) business day period, then the working drawings and specifications shall be deemed to have been approved by Tenant. If Tenant timely disapproves the working drawings and specifications, Tenant shall specify the modifications thereto required by Tenant, and Landlord shall cause revised drawings and specifications to be prepared and delivered to Tenant within five
(5) business days after receipt of Tenant's proposed modifications.

          (c) PLAN BIDS. When the working drawings and specifications are approved or deemed approved by Tenant, Landlord will obtain competitive contractor bids from at least three contractors, selected by Landlord and subject to Tenant's reasonable approval, for completion of the work specified therein. Devcon Construction is hereby designated as a contractor approved by Tenant. Landlord shall submit to Tenant the bids obtained (not less than three) and the bid and contractor selected by Landlord from among the contractors who submitted conforming bids; provided that the contractor selected by Landlord must have submitted a conforming bid that is within five (5) percent of the lowest conforming bid received and, provided further, that Tenant shall have the right reasonably to approve Landlord's selected contractor within five (5) days after notification. Notwithstanding the foregoing, if Devcon Construction bids on the Landlord Work and submits a conforming bid that is within five (5) percent of the lowest conforming bid received, then Tenant consents to using Devcon Construction as the Contractor. Based on the contractor bid obtained by Landlord and accepted by Tenant, Landlord will prepare a schedule of the Phase II Improvement Costs (the "Final Pricing Schedule").

          (d) FINAL PLANS. In the event the Contractor bid would cause the estimated total Improvement Costs for the Phase II Improvements to exceed the Allowance (defined below) remaining after all deductions therefrom are made for the Improvement Costs of the Phase I Improvements, Tenant shall, within five (5) days after request by Landlord, have the right to specify one final set of modifications to the proposed final working drawings and specifications to reduce the estimated total Improvement Cost below the Allowance (plus any additional amount as Tenant, in its sole discretion, may elect to contribute), and the working drawings and specifications shall be revised accordingly. Such revised drawings shall be resubmitted for bidding by the Contractor, and a revised Final Pricing Schedule shall be prepared and submitted for approval by Landlord and Tenant. The final working drawings and specifications, prepared and approved in accordance with the foregoing procedures, shall constitute the "Final Plans" for the Phase II Improvements.

          (e) CONSTRUCTION SCHEDULE. Upon approval of the Final Plans, the Contractor or Architect shall prepare and deliver to Landlord and Tenant a schedule (the "Construction Schedule") setting forth the estimated timetable for the construction of the Phase II Improvements. Upon approval of the Construction Schedule by Landlord and Tenant, the Construction Schedule shall become the basis for completing the Phase II Improvements.

     2.   CONSTRUCTION OF TENANT IMPROVEMENTS.

          2.1. PERMITS. Promptly after the Final Plans are approved, Landlord shall submit the Final Plans to the appropriate governmental body for plan checking and issuance of all necessary governmental permits and approvals. The Final Plans shall be subject to such minor modifications and adjustments as may be required by applicable governmental bodies or for on-site conditions determined during the course of construction.

          2.2 CONTRACT. Once all conditions precedent herein have been satisfied and all governmental permits and approvals have been obtained, Landlord shall enter into a construction contract with its Contractor for the construction of the Landlord Work in accordance with the Final Plans and the Final Pricing Schedule. Landlord shall use its best efforts to cause the Landlord Work to be substantially completed in accordance with the Construction Schedule and the Final Pricing Schedule. Landlord shall cause Landlord's Work to be completed in a safe, good and workmanlike using new materials of commercial or better grade, unless otherwise specified by Tenant and approved by Landlord. All work shall be performed in accordance with applicable codes, laws, rules and regulations. Landlord shall provide at least 48 hours advance notice to Tenant of any interruption of utility service to the Phase I Premises that may be required.

          2.3. SUBSTANTIAL COMPLETION.

               (a) The Landlord Work shall be deemed to be "substantially completed" when the Landlord Work shall have been completed in accordance with the Final Plans therefor and applicable law, except for minor punchlist items the completion of which will not interfere substantially with the conduct of Tenant's business in the Premises, and when all governmental approvals to the Landlord Work have been obtained to permit immediate occupancy of the Building D Premises.

               (b) Following substantial completion of the Landlord Work and, with respect to the Phase II Improvements, within ten (10) days after Tenant takes possession of the Phase II Premises, Landlord and Tenant shall inspect the Building D Premises and jointly prepare a "punch list" of construction items to be completed or repaired. Landlord shall complete the items set forth on the punch list as soon as reasonably possible and shall use its best efforts to have such items completed within thirty (30) days after preparation of the punch list.

               (c) If Tenant takes occupancy of the Phase II Premises prior to substantial completion of the Phase II Improvements, Tenant shall conduct its activities in the Building D Premises so as to minimize any interference with the completion of the Phase II Improvements; and Landlord shall use reasonable efforts to minimize any interference with the conduct of Tenant's business.

     3.   IMPROVEMENT COSTS AND ALLOWANCE.

          3.1. ALLOWANCE. Landlord shall provide Tenant with a construction allowance of $3.00 per rentable square foot of the Premises up to a total of One Hundred Seventy Seven Thousand, Eight Hundred Eighty-five Dollars ($177,885.00) (the "Allowance").

          3.2. IMPROVEMENTS COST.

               (a) "Improvement Costs" shall include the following costs and expenses incurred in connection with the design, construction and installation of the Phase I Improvements and the Phase II Improvements:

                    (i) All costs of preliminary and final architectural and engineering plans, drawings and specifications, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                    (ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority;

                    (iv) All costs of interior design and finish schedule plans, drawings and specifications;

                    (iv) All labor and materials costs, the contractor's fee for overhead and profit, the cost of equipment rentals, and temporary utility services;

                    (v) All costs of affecting change orders requested or approved by Tenant in writing; and

                    (vi) a reasonable charge for services rendered by Landlord's in-house personnel for space planning, preliminary plans, and construction supervision and administration, in an amount not to exceed Five Thousand Dollars ($5,000.00) total.

               (b)  Improvement Costs shall not include:

                    (i) any costs of procuring, constructing or installing any of Tenant's personal property or trade fixtures, except to the extent performed by Contractor at Tenant's express request;

                    (ii)  any costs to correct errors in design or construction;

                    (iii) any costs incurred in connection with any change orders not requested or approved by Tenant in writing;

                    (iv) any costs in excess of the Final Pricing Schedule, unless approved by Tenant in writing;

                    (v) Landlord's indirect costs of administering the Lease or this Work Letter, except as specifically set forth in subparagraph 3.2.(a)(vi); or

                    (vi) any costs which are to be paid solely by Landlord under the terms of the Lease.

     3.3 DEVIATIONS OF IMPROVEMENT COSTS FROM ALLOWANCE. Landlord shall pay all Improvement Costs.

               (a) If the total Improvements Costs exceeds the Allowance, then the excess of the Improvements Cost over the Allowance shall be reimbursed by Tenant to Landlord within fifteen (15) days after Tenant's receipt of a statement from Landlord accompanied by paid invoices to the Contractor. Notwithstanding the foregoing sentence and subject to the following, Tenant shall have no obligation to reimburse Landlord for any Improvement Costs in excess of the Final Pricing Schedule unless approved by Tenant in writing. If during the course of construction the total Improvement Costs are reasonably expected to exceed the Final Pricing Schedule, Landlord and Tenant shall negotiate such modifications to the Landlord Work as may be reasonably required to reduce the expected total Improvement Costs to the total amount shown in the Final Pricing Schedule, and the Final Plans and Final Pricing Schedule shall be adjusted accordingly. If Tenant refuses to consent to such modifications to the Landlord Work within ten (10) days after Landlord's request, then Tenant shall be deemed to have consented to completion of the Landlord Work without further modification.

               (b) If the total Improvement Costs is less than the Allowance, then Tenant shall have the right to have the unused portion of the Allowance applied to the cost of any future Alterations made by Tenant to the Building D Premises within one year following the Phase II Commencement Date. Any balance of the Allowance that is not used by the date which is one year after the Phase II Commencement Date shall be forfeited by Tenant and retained by Landlord.

               (c) Construction of the Landlord Work and all Improvement Costs shall be maintained on an "open-book" basis, and Tenant shall have the right to review and make copies of all invoices for the Improvement Costs and to inspect the Building D Premises during the course of construction.

     4.   CHANGE REQUESTS.

          4.1. No changes to the Final Plans requested by Tenant shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Final Plans shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made.

          4.2. The cost of any change orders requested by Tenant and approved by Landlord, less any credit for reduction of costs associated therewith, shall be included as an item of Improvement Costs.

          4.3. As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the request; and, if the request is approved, of an estimated increase or decrease in costs and an estimate of the effect the change shall have on the projected date for substantial completion of the Landlord Work.

          4.4. Landlord shall have the authority, without the consent of Tenant, to order minor changes in the Landlord Work not involving an increase in cost to Tenant or a delay in the scheduled date of substantial completion and not inconsistent with the intent of the Final Plans.

     5. TENANT DELAYS. As used in this Lease, a "tenant delay" is a delay attributable to Tenant and caused by:

               (a) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Phase II Improvements in accordance with this EXHIBIT B;

               (b) Tenant's request for special materials, finishes or installations which are not readily available (provided Landlord has notified Tenant that such items are not readily available);

               (c) Change orders requested and approved by Tenant that result in delays, but only to the extent of the period of delay specified by Landlord in its approval of such change order;

               (d) Tenant's failure to approve cost estimates if any approvals are required pursuant to this EXHIBIT B; and

               (e) Interference with Landlord's Work caused by Tenant or by Tenant's agents, provided that Landlord shall have notified Tenant of such interference and the period of delay anticipated to result therefrom.



                                     INITIALS:      JLS           CMG
                                                -------------  ----------
                                                Landlord       Tenant


                                [end of document]

                           AMENDMENT NO. 1 TO LEASE
                    (Building D, 6607 Kaiser Drive, Fremont)

This Amendment No. 1 to Lease (the "Amendment"), dated January 23, 1996 for reference, amends that certain Lease Agreement (the "Lease"), dated December 8, 1995, by and between Logitech, Inc., a California corporation, as Landlord, and Mylex Corporation, a Florida corporation, as Tenant, for those premises located at Building D, Ardenwood Corporate Park, 6607 Kaiser Drive, Fremont, California.

The Lease is amended as follows:

     1. RENTABLE AREA - PHASE I PREMISES. The square footage of the Phase I Premises Rentable Area is reduced to 20,325 square feet, reflecting a 736 square foot reduction caused by a re-measurement of the Phase I Rentable Area, as provided for in Section 9.1 of the Lease.

     2. MONTHLY INSTALLMENT OF RENT - PHASE I PREMISES. The Monthly Installment of Rent due with respect to the Phase I Premises is reduced to $15,243.75. Tenant shall receive a credit of $552 against the Monthly Installment of Rent due for February 1996. The credit equals the difference between the Monthly Installment of Rent paid by Tenant upon execution of the Lease ($15,795.75) and the Monthly Installment of Rent due after taking into account the reduction in the Rentable Area of the Phase I Premises ($15,243.75).

     3. TENANT'S SHARE - PHASE I PREMISES. Tenant's Share is reduced to 6.88% during Tenant's occupancy of the Phase I Rentable Area.

     4. PRORATION OF BUILDING D UTILITY EXPENSES. Tenant's Share of Building D Utility Expenses, as provided in section 10 of the Lease, is reduced to 34.28%, which is the percentage obtained by dividing the adjusted Rentable Area of the Phase I Premises (20,325) by the total Rentable Area of Building D (59,295).

     5. OTHER ADJUSTMENTS. All other amounts due under the Lease with respect to the Phase I Premises which are determined with reference to the Rentable Area of the Phase I Premises shall be adjusted to reflect the reduction in the Rentable Area of the Phase I Premises. The adjustments made by this Amendment shall apply retroactively from the Phase I Commencement Date.

All other terms and conditions of the Lease shall remain in full force and effect.


LANDLORD:                              TENANT:
LOGITECH, INC.                         MYLEX CORPORATION
a California corporation               a Florida Corporation


By:  /s/ J. Sacchetti                  By:    /s/ Colleen Gray
   ----------------------------              ----------------------------
Its: Corporate Real Estate Mgr.        Its:   VP Finance & CFO
    ---------------------------              ----------------------------
Date        1/29/96                    Date   January 26, 1996
    ---------------------------              ----------------------------